EXHIBIT 21

FERRO CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2013

Name Of Subsidiary Or Affiliate*	Sovereign Power Under The Laws Of Which Organized

Ferro China Holdings Inc	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	People’s Republic of China
Ferro Electronic Materials Inc	Delaware
Ferro Finance Corporation	Ohio
Ohio-Mississippi Corporation	Ohio
Ferro Colores SA de CV	Mexico
Ferro International Services Inc	Delaware
Ferro Argentina SA	Argentina
Ferro Corporation (Aust.) Pty. Ltd	Australia
Ferro Enamel do Brasil Industria e Comercio Ltda	Brazil
Ferro Industrial Products Ltd	Canada
ESFEL SA (19%)	Ecuador
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ferro Schauer Austria GmbH	Austria
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K.K.	Japan
Ferro Far East Ltd	Hong Kong (SAR of PRC)
Ferro Far East Company SDN, BHD	Malaysia
Ferro Enterprise Management Consulting (Shanghai) Company, Limited	People’s Republic of China
Ferro - Jin Meng (Suzhou) Polishing Materials Company, Limited (51%)	People’s Republic of China
Ferro Mexicana SA de CV	Mexico
Ferro B.V.	The Netherlands
Ferro (Belgium) Sprl	Belgium
Ferro Egypt for Glaze (S.A.E.)	Egypt
FC France Acquisition Sarl	France
Ferro Couleurs France SA	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (75.4%)	Indonesia
Ferro France Sarl	France
Ferro India Private Limited	India
Ferro (Italia) SrL	Italy
Smaltochimica SpA (40%)	Italy
Ferro (Holland) BV	The Netherlands
Ferro Investments BV	The Netherlands
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro Specialty Materials LLC	Russia
Ferro (Suzhou) Performance Materials Co. Ltd	People’s Republic of China
Ferro Taiwan Ltd	Republic of China
OCI-Ferro Co. Ltd (50%)	Republic of Korea
Ferro Spain SA	Spain
Gardenia-Quimica SA (36%)	Spain
Kerajet SA (19.99%)	Spain
Ferro (Thailand) Co. Ltd	Thailand
Ferro de Venezuela CA (51%)	Venezuela
Ferro (Great Britain) Ltd	United Kingdom
Ferro Far East, Inc.	Ohio

*	For entities that are not wholly-owned, percentages in parentheses indicate Ferro’s ownership.

Ferro has a number of sales and warehousing subsidiaries throughout the world that are omitted from the foregoing list because they do not, individually or in the aggregate, constitute a significant subsidiary.